                                                                  EXHIBIT 10.2.1



[GREYROCK BUSINESS CREDIT LETTERHEAD]



                           LOAN AND SECURITY AGREEMENT

BORROWERS:    THE CERPLEX GROUP, INC. (FORMERLY AURORA ELECTRONICS, INC.)
              AURORA ELECTRONICS GROUP, INC.
              CERPLEX, INC. (FORMERLY THE CERPLEX GROUP, INC.)
              CERPLEX MASS, INC.

ADDRESS:      1283 BELL AVENUE
              TUSTIN, CALIFORNIA  92780

DATE:         APRIL 30, 1998

This Loan and Security Agreement is entered into on the above date between GREYROCK BUSINESS CREDIT, a Division of NationsCredit Commercial Corporation
(GBC), whose address is 10880 Wilshire Blvd., Suite 950, Los Angeles, CA 90024 and the borrowers named above (jointly and severally, BORROWER), each of whose chief executive office is located at the above address (BORROWER'S ADDRESS). The Schedule to this Agreement (the SCHEDULE) being signed concurrently is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.  LOANS.

  1.1 LOANS. GBC will make loans to Borrower (the LOANS), in amounts determined by GBC in its good faith business judgment, sole discretion, up to the amounts (the CREDIT LIMIT) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing. If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, Borrower shall immediately pay the amount of the excess to GBC, without notice or demand.

  1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rates shown on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement signed by GBC and Borrower. Interest shall be payable monthly, on the last day of the month. Interest may, in GBC's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

  1.3 FEES. Borrower shall pay GBC the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to GBC and are not refundable.

2.  SECURITY INTEREST.

  2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to GBC a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the COLLATERAL): All Inventory, Equipment, Receivables, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, all money, all collateral in which GBC is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in GBC's possession, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products of the foregoing, and all books and records related to any of the foregoing.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

  In order to induce GBC to enter into this Agreement and to make Loans, Borrower represents and warrants to GBC as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

  3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles (regardless of whether considered in a proceeding at law or in equity) and by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any material law or any material agreement or instrument which is binding upon Borrower or its property, and

        GREYROCK BUSINESS CREDIT                LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


(iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

  3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all present trade names of Borrower and all of Borrower's prior names and trade names, in each case used by Borrower during the four years prior to the date hereof. Borrower shall give GBC 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

  3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give GBC at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule.

  3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. GBC now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend GBC and the Collateral against all claims of others. So long as any Loan is outstanding which is a term loan, none of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture unless, prior to such time as any Collateral shall have become a fixture, GBC shall have obtained a first-priority perfected security interest therein subject only to permitted liens. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by GBC, use its reasonable best efforts to cause such third party to execute and deliver to GBC, in form reasonably acceptable to GBC, such waivers and subordinations as GBC shall specify, so as to ensure that GBC's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply, in all material respects, with all the material terms of, any lease of real property where any of the Collateral now or in the future may be located. Notwithstanding the foregoing provisions of this Section 3.4, it is understood and agreed that Borrower shall be permitted to make the following sales ("Permitted Asset Sales"): (i) sell Inventory in the ordinary course of business and (ii) so long as no Event of Default has occurred and is continuing (a) dispose in the ordinary course of business of items of Equipment which have become worn out or obsolete in the reasonable opinion of the executive management of Borrower, (b) sell Equipment in the ordinary course and in good faith, arm's length transaction and (c) sell or otherwise dispose, in good faith, arm's length transactions, Collateral not having, in the aggregate (for all locations), a fair market value not exceeding $500,000 from the locations ("Proposed Discontinued Locations") set forth in the Schedule under the caption "Proposed Discontinued Locations". Further, it is understood and agreed that the provisions of the fifth and sixth sentences of this Section 3.4 shall not apply to Collateral located at any of the Proposed Discontinued Locations.

  3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise GBC in writing of any material loss or damage to the Collateral.

  3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

  3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to GBC have been, and will be, prepared in conformity with generally accepted accounting principles (except, in the case of unaudited financial statements, for the absence of footnotes and, also in the case of unaudited financial statements as at and for periods other than fiscal year end, subject to normal year-end adjustments) and now and in the future will, in all material respects, completely and fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to GBC and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent.

  3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies GBC in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

  3.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

  3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform GBC in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of $100,000 or more, or involving $250,000 or more in the aggregate.

  3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes.

4.  RECEIVABLES.

  4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to GBC as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed, bona fide, existing, unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, in the ordinary course of Borrower's business.

  4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to GBC as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be, and all signatories and endorsers have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall comply with all applicable laws and governmental rules and regulations. All signatures and indorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be as to borrower legally enforceable in accordance with their terms.

  4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrower shall deliver to GBC transaction reports and loan requests, schedules and assignments of all Receivables, and schedules of collections, all on GBC's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit GBC's security interest and other rights in all of Borrower's Receivables, nor shall GBC's failure to advance or lend against a specific Receivable affect or limit GBC's security interest and other rights therein. Together with each such schedule and assignment, or later if requested by GBC, Borrower shall furnish GBC with copies (or, at GBC's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness in all material respects of all of the foregoing (such warranty being limited to Borrower's knowledge in cases where any of the foregoing was not prepared by Borrower). Borrower shall also furnish to GBC an aged accounts receivable trial balance in such form and at such intervals as GBC shall request. In addition, Borrower shall deliver to GBC the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, promptly upon receipt thereof and in the same form as received, with all necessary indorsements.

  4.4 COLLECTION OF RECEIVABLES. Borrower shall have the right to collect all Receivables, unless and until an Event of Default has occurred and is continuing. Borrower shall hold all payments on, and proceeds of, Receivables in trust for GBC, and Borrower shall deliver all such payments and proceeds to GBC, within one business day after receipt of the same, in their original form, duly endorsed, to be applied to the Obligations in such order as GBC shall determine provided that if no Event of Default has occurred and is continuing, proceeds of Borrower's Inventory sold in the ordinary course of business shall not be applied to the principal balance of the Term Loan (as defined in the Schedule).

  4.5 DISPUTES. Borrower shall notify GBC promptly of all disputes or claims relating to Receivables on the regular reports to GBC. Borrower shall not forgive, or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to GBC on the regular reports provided to GBC; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such settlements and forgiveness, the total outstanding Loans and other Obligations will not exceed the Credit Limit.

  4.6 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to GBC). In the event any attempted return occurs after the occurrence and during the continuation of any Event of Default, Borrower shall (i) not accept any return without GBC's prior written consent, (ii) hold the returned Inventory in trust for GBC, (iii) segregate all returned Inventory from all of Borrower's other property, (iv) conspicuously label the returned Inventory as GBC's property, and (v) promptly notify GBC of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on GBC's request deliver such returned Inventory to GBC.

  4.7 VERIFICATION. GBC may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or GBC or such other name as GBC may choose, and GBC or its designee may, at any time, notify Account Debtors that it has a security interest in the Receivables.

  4.8 NO LIABILITY. GBC shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall GBC be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve GBC from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF THE BORROWER.

  5.1 INSURANCE. Borrower shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to GBC, in such form and amounts as GBC may reasonably require, and Borrower shall provide evidence of such insurance to GBC, so that GBC is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name GBC as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to GBC. Upon receipt of the proceeds of any such insurance, GBC shall apply such proceeds in reduction of the Obligations as GBC shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, (i) proceeds totaling $100,000 or less per casualty shall be permitted to be paid directly to Borrower and shall be used by Borrower for the repair, replacement or restoration of the property or assets on account of which such proceeds were paid and (ii) proceeds, totaling more than $100,000, but less than $500,000 per casualty occurrence, shall be paid directly to GBC but shall promptly be released by GBC to Borrower and shall be used by Borrower for the repair, replacement or restoration of the property or assets on account of which such proceeds were paid. GBC may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, GBC may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to GBC copies of all reports made to insurance companies.

  5.2 REPORTS. Borrower, at its expense, shall provide GBC with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as GBC shall from time to time reasonably specify.

  5.3 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one business day's notice, GBC, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. GBC shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but GBC shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent GBC's then current standard charge for the same), plus reasonable out-of-pockets expenses. Borrower shall not be charged more than $3,000 per audit (plus reasonable out-of-pockets expenses), nor shall audits be done more frequently than two times per calendar year, provided that the foregoing limits shall not apply after the occurrence and during the continuance of a Default or Event of Default, nor shall they restrict GBC's right to conduct audits at its own expense (whether or not a Default or Event of Default has occurred). Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining GBC's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give GBC the same rights with respect to access to books and records and related rights as GBC has under this Agreement.

  5.4 REMITTANCE OF PROCEEDS. All proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower to GBC in the original form in which received by Borrower not later than the following business day after receipt by Borrower, to be applied (subject to Section 4.4 above) to the Obligations in such order as GBC shall determine; provided that, if no Default or Event of Default has occurred and is continuing, the foregoing provisions of this Section 5.4 shall not apply to proceeds arising from the following: the sales referred to in clauses (ii)(a)-(c) of Section 3.4 above (collectively, "Specified Asset Sales"). Except for the proceeds arising from Specified Asset Sales, Borrower shall not commingle proceeds of Collateral with any of Borrower's other funds or property, and shall hold such proceeds separate and apart from such other funds and property and in an express trust for GBC. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

  5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not, without GBC's prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except that, provided no Event of Default has occurred and is continuing, Borrower may make Permitted Asset Sales (and GBC shall promptly execute and deliver such UCC and other releases as are reasonably necessary in connection therewith); (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets other than extensions of trade credit in the ordinary course of business and reasonable travel and entertainment expenses to employees in the ordinary course of business; (viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations (it being understood and agreed that (a) Borrower's entering into capitalized leases or incurring purchase money indebtedness, in each case for assets to be used in Borrower's business, and for all such cases together not consisting in the aggregate of more than $1,000,000 of principal indebtedness at any time outstanding, and (b) a Borrower incurring debt to another Borrower, shall not be deemed to be outside of the ordinary course nor to have a material adverse effect on Borrower or on the prospect of the Obligations); (ix) except for guaranties by a Borrower named above of the obligations of another Borrower named above or of a subsidiary of such Borrower or other Borrower under real property leases which are not prohibited hereunder, and except for the existing guarantees by Cerplex, Inc. of the obligations of Cerplex Limited (UK) to BT Repair Services Limited and British Telecommunications plc. guarantee or otherwise become liable with respect to the obligations of another party or entity; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower);
(xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock; (xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiii) dissolve or elect to dissolve; or (xiv) agree to do any of the foregoing.

  5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against GBC with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to GBC, make available Borrower and its officers, employees and agents, and Borrower's books and records, without charge, to the extent that GBC may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

  5.7 NOTIFICATION OF CHANGES. Borrower will promptly notify GBC in writing of any change in its senior executive officers or directors, the opening of any new bank account or other deposit account, and any material adverse change in the business or financial affairs of Borrower.

  5.8 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by GBC, to execute all documents and take all actions, as GBC may deem reasonably necessary or useful in order to perfect and maintain GBC's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

  5.9 INDEMNITY. Borrower hereby agrees to indemnify GBC and hold GBC harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every nature, character and description, which GBC may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between GBC and Borrower, any actual or alleged failure of GBC to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by GBC relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of GBC or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing GBC). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

6.  TERM.

  6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the MATURITY DATE); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than sixty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

  6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to GBC; or (ii) by GBC at any time after the occurrence and during the continuation of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by GBC under this Section 6.2, Borrower shall pay to GBC a termination fee (the TERMINATION FEE) in the amount shown on the Schedule. The Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest until paid in full at a rate equal to the higher of the rates set forth in Section 2 of the Schedule.

  6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued based upon an application, guarantee, indemnity or similar agreement on the part of GBC, then on such date Borrower shall provide to GBC cash collateral in an amount equal to 110% of the face amount of all such letters of credit plus all interest, fees and costs due or (in GBC's estimation) likely to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to GBC's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of GBC's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the good faith business judgment of GBC, GBC may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of GBC, nor shall any such termination relieve Borrower of any Obligation to GBC, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, GBC shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate GBC's security interests.

7.  EVENTS OF DEFAULT AND REMEDIES.

  7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an EVENT OF DEFAULT under this Agreement, and Borrower shall give GBC immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to GBC by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or (b) Borrower shall fail to pay when due any principal amount of any Loan or, after the expiration of a five-day period of grace, any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to perform any non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date performance is due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien, as to which the principal amount of the indebtedness secured is more than $100,000 and the effect of the occurrence of such Event of Default is to permit the holder of such indebtedness to accelerate the payment of the entire principal amount thereof; or (h) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or (i) dissolution, termination of existence, insolvency or business failure of Borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law which is not cured by the dismissal thereof within 45 days after the date commenced; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits or terminates its subordination agreement or any Event of Default occurs under any such subordinated indebtedness which is not waived by the holders thereof or cured; or (n) Welsh, Carson, Anderson & Stowe VII, L.P. or other funds which it controls, is controlled by or is under common control with, ceases to own more than 50% of the total outstanding voting capital stock of the Borrower directly or indirectly; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's business or financial condition. GBC may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and continues.

  7.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, GBC, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes GBC without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as GBC deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should GBC seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that GBC retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to GBC at places designated by GBC which are reasonably convenient to GBC and Borrower, and to remove the Collateral to such locations as GBC may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, GBC shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time GBC obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. GBC shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as GBC deems reasonable, or on GBC's premises, or elsewhere and the Collateral need not be located at the place of disposition. GBC may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes GBC to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in GBC's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables, General Intangibles and the like for less than face value; and (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by GBC with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest until paid in full at a rate equal to the higher of the rates set forth in Section 2 of the Schedule.

  7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and GBC agree that a sale or other disposition (collectively, SALE) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least ten days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by GBC, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, GBC may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. GBC shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

  7.4 POWER OF ATTORNEY. Upon the occurrence and during the continuance of any Event of Default, without limiting GBC's other rights and remedies, Borrower grants to GBC an irrevocable power of attorney coupled with an interest, authorizing and permitting GBC (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but GBC agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that GBC may, in its sole discretion, deem advisable in order to perfect and maintain GBC's security interest in the Collateral, or in order to exercise a right of Borrower or GBC, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of GBC's Collateral or in which GBC has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;
(d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into GBC's possession; (e) Endorse all checks and other forms of remittances received by GBC; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give GBC the same rights of access and other rights with respect thereto as GBC has under this Agreement; and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred by GBC with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall GBC's rights under the foregoing power of attorney or any of GBC's other rights under this Agreement be deemed to indicate that GBC is in control of the business, management or properties of Borrower.

  7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by GBC first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by GBC in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as GBC shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to GBC for any deficiency. If GBC, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, GBC shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by GBC of the cash therefor.

  7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, GBC shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between GBC and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by GBC of one or more of its rights or remedies shall not be deemed an election, nor bar GBC from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of GBC to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

  ACCOUNT DEBTOR means the obligor on a Receivable.

  AFFILIATE means, with respect to any Person, a relative, partner, shareholder who holds 10% or more of the voting capital stock of Borrower, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

  AGREEMENT and THIS AGREEMENT means this Loan and Security Agreement and all modifications and amendments thereto, extensions thereof, and replacements therefor.

  BUSINESS DAY means a day on which GBC is open for business.

  CODE means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

  COLLATERAL has the meaning set forth in Section 2.1 above.

  DEFAULT means any event which with notice or passage of time or both, would constitute an Event of Default.

  DEPOSIT ACCOUNT has the meaning set forth in Section 9105 of the Code.

  ELIGIBLE INVENTORY means Inventory which GBC, in its good faith business judgment, deems eligible for borrowing, from time to time. The following are the minimum requirements for Inventory to be Eligible Inventory: The Inventory must
(i) consist of finished goods, in good, new and salable condition, not obsolete or unmerchantable, and not comprised of raw materials, work in process, packaging materials or supplies (it being understood and agreed that the term "finished goods" shall, without limitation, include and be deemed to include Borrower's inventories of spare parts and such inventories of spare parts shall not be included or be deemed to be included in the terms "raw materials" or "work in process"); (ii) meet all applicable governmental standards; (iii) have been manufactured in compliance with the Fair Labor Standards Act; (iv) conform in all respects to the warranties and representations set forth in the Loan Agreement; (v) be at all times subject to GBC's duly perfected, first priority security interest; and (vi) be situated at a one of the locations set forth in the Loan Agreement.

  ELIGIBLE RECEIVABLES means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which GBC, in its good faith business judgment, deems eligible for borrowing, from time to time. The following are the minimum requirements for Receivables to be Eligible
Receivables: (i) the Receivable must not be outstanding for more than 90 days from its invoice date, (ii) the Receivable must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor,
(iii) the Receivable must not be subject to any contingencies (including Receivables arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Receivable must not be owing from an Account Debtor with whom the Borrower has any dispute (whether or not relating to the particular Receivable), (v) the Receivable must not be owing from an Affiliate of Borrower, (vi) the Receivable must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to GBC, or which, fails or goes out of a material portion of its business, (vii) the Receivable must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise. In addition, if more than 50% of the Receivables owing from an Account Debtor are outstanding more than 90 days from their invoice date (without regard to unapplied credits) or are otherwise not eligible Receivables, then all Receivables owing from that Account Debtor will be deemed ineligible for borrowing. GBC may, from time to time, in its good faith business judgment, revise the foregoing requirements, upon written notice to the Borrower.

  EQUIPMENT means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

  EVENT OF DEFAULT means any of the events set forth in Section 7.1 of this Agreement.

  GENERAL INTANGIBLES means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against GBC, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims

(including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

  GUARANTOR means any Person who has guaranteed any of the Obligations.

  INVENTORY means all of Borrower's and Borrower's UK subsidiary Cerplex Limited's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

  LIBOR RATE means (i) the one-month London Interbank Offered Rate for deposits in U.S. dollars, as shown each day in The Wall Street Journal (Eastern Edition) under the caption "Money Rates - London Interbank Offered Rates (LIBOR)"; or
(ii) if the Wall Street Journal does not publish such rate, the offered one-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, each day, provided that if at least two rates appear on the Reuters Screen LIBO Page on any day, the "LIBOR Rate" for such day shall be the arithmetic mean of such rates; or (iii) if the Wall Street Journal does not publish such rate on a particular day and no such rate appears on the Reuters Screen LIBO Page on such day, the rate per annum at which deposits in U.S. dollars are offered to the principal London office of The Chase Manhattan Bank, in the London interbank market at approximately 11:00 A.M., London time, on such day in an amount approximately equal to the outstanding principal amount of the Loans, for a period of one month, in each of the foregoing cases as determined in good faith by GBC, which determination shall be conclusive absent manifest error.

  OBLIGATIONS means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to GBC, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by GBC in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, reasonable attorney's fees, expert witness fees, audit fees, letter of credit fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and GBC.

  PERMITTED LIENS means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens which are subordinate to the security interest in favor of GBC and are consented to in writing by GBC (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; (ix) liens in favor of GBC hereunder; (x) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations or encumbrances of a like nature incurred in the ordinary course of Borrower's business; (xi) liens listed on the Schedule and (xii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of Borrower's business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the property subject thereto or materially interfere with the ordinary conduct of business of Borrower. GBC will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on GBC's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of GBC, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

  PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

  RECEIVABLES means all of Borrower's and Borrower's UK subsidiary Cerplex Limited's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

  OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.  GENERAL PROVISIONS.

  9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by GBC (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by GBC on account of the Obligations three Business Days after receipt by GBC of immediately available funds. GBC shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to GBC in its reasonable business judgment and GBC may charge Borrower's Loan account for the amount of any item of payment which is returned to GBC unpaid.

  9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in GBC's sole discretion reversed and re-applied, to the Obligations, in such order and manner as GBC shall determine in its sole discretion.

  9.3 CHARGES TO ACCOUNT. GBC may, in its discretion, require that Borrower pay monetary Obligations in cash to GBC, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans.

  9.4 MONTHLY ACCOUNTINGS. GBC shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by GBC), unless Borrower notifies GBC in writing to the contrary within sixty days after each account is rendered, describing the nature of any alleged errors or admissions.

  9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to GBC or Borrower at the addresses shown in the heading to this Agreement (and, in the case of notices to Borrower, also to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, attention: Charles D. Uniman), or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid.

  9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

  9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and GBC and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

  9.8 WAIVERS. The failure of GBC at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and GBC shall not waive or diminish any right of GBC later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to GBC shall be deemed to have been waived by any act or knowledge of GBC or its agents or employees, but only by a specific written waiver signed by an authorized officer of GBC and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by GBC on which Borrower is or may in any way be liable, and notice of any action taken by GBC, unless expressly required by this Agreement.

  9.9 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of GBC.

  9.10 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

  9.11 ATTORNEYS FEES AND COSTS. Subject to the limitations set forth in Section
5.3 hereof as to audit expenses, Borrower shall reimburse GBC for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by GBC, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs GBC incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce GBC's security interest in, the Collateral; and otherwise represent GBC in any litigation relating to Borrower. If either GBC or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which GBC may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

  * SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 5.3 HEREOF AS TO AUDIT EXPENSES,

  9.12 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and GBC; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of GBC, and any prohibited assignment shall be void. No consent by GBC to any assignment shall release Borrower from its liability for the Obligations.

  9.13 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

  9.14 CONFIDENTIALITY. GBC agrees to use commercially reasonable efforts to keep confidential any written or oral information provided by or on behalf of Borrower or any of its Affiliates pursuant to or in connection with this Agreement and any information obtained by GBC based on a review of the books and records of Borrower or any of its Affiliates or based upon discussions with officers, directors, employees, accountants or agents of Borrower or any of its Affiliates, provided that nothing in this Section 9.14 shall prevent GBC from disclosing such information to (i) its employees, agents, attorneys and accountants on a need-to-know basis and provided that each of same has agreed similarly to keep such information confidential, (ii) upon the order of any court or administrative agency of competent jurisdiction, (iii) upon the demand of any regulatory agency having jurisdiction over GBC, (iv) which has been publicly disclosed other than by way of a breach of this Agreement or (v) subject to Borrower's or such Affiliate's obtaining a protective order barring public disclosure thereof, in connection with the exercise of any remedy hereunder.

  9.15 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and GBC acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against GBC or Borrower under any rule of construction or otherwise.

  9.16 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of GBC and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to GBC to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at GBC's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

  9.17 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND GBC EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GBC AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF GBC OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GBC OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

  BORROWER:

        THE CERPLEX GROUP, INC.


        BY_______________________________
               PRESIDENT OR VICE PRESIDENT

        BY_______________________________
               SECRETARY OR ASS'T SECRETARY

  BORROWER:

        AURORA ELECTRONICS GROUP, INC.


        BY_______________________________
               PRESIDENT OR VICE PRESIDENT

        BY_______________________________
               SECRETARY OR ASS'T SECRETARY

  BORROWER:

        CERPLEX, INC.


        BY_______________________________
               PRESIDENT OR VICE PRESIDENT

        BY_______________________________
               SECRETARY OR ASS'T SECRETARY

  BORROWER:

        CERPLEX MASS, INC.


        BY_______________________________
               PRESIDENT OR VICE PRESIDENT

        BY_______________________________
               SECRETARY OR ASS'T SECRETARY

  GBC:

        GREYROCK BUSINESS CREDIT,
        A DIVISION OF NATIONSCREDIT COMMERCIAL
        CORPORATION


        BY_______________________________
        TITLE______________________________


Version -4

--------------------------------------------------------------------------------

     SCHEDULE TO LOAN AND SECURITY AGREEMENT  -.S.

--------------------------------------------------------------------------------

[GREYROCK BUSINESS CREDIT LETTERHEAD]



                                   SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWERS:    THE CERPLEX GROUP, INC. (FORMERLY AURORA ELECTRONICS, INC.)
              AURORA ELECTRONICS GROUP, INC.
              CERPLEX, INC. (FORMERLY THE CERPLEX GROUP, INC.)
              CERPLEX MASS, INC.

ADDRESS:      1283 BELL AVENUE
              TUSTIN, CALIFORNIA  92780

DATE:         APRIL 30, 1998

This Schedule is an integral part of the Loan and Security Agreement between GREYROCK BUSINESS CREDIT, A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION
(GBC) and the above-borrower (Borrower) of even date.

================================================================================

1.  CREDIT LIMIT
    (Section 1.1):               Term Loan. A term loan the ("Term Loan"),
                                 being made concurrently herewith in the
                                 original principal amount of $36,000,000, which shall be payable and shall bear interest as set forth in the Promissory Note being executed and delivered by Borrower to GBC concurrently herewith.

                                 Revolving Loans. Revolving loans (the
                                 "Revolving Loans") in an amount not to exceed the lesser of (1) or (2) below:

                                 (1) $10,000,000 at any one time outstanding; or

                                 (2) an amount equal to

                                    (i) 80% of the amount of Borrower's Eligible
                                    Receivables (as defined in Section 8 above), plus

                                    (ii) the lesser of 50% of the Value of
                                    Borrower's Eligible Inventory (as defined in
                                    Section 8 above) or $3,000,000. Value, as used herein, means the lower of cost or fair market value.

                                 Receivables and Inventory of Borrower's UK subsidiary, Cerplex Limited may be included as Eligible Receivables and Eligible Inventory, provided that (i) they meet the other requirements for Eligible Receivables and Eligible Inventory, and (ii) the Guaranties and Security Agreements referred to in Section 7(2) below have been executed and delivered and are in full force and effect, and (iii) GBC

        GREYROCK BUSINESS CREDIT      SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

                                 has a first-priority, perfected security interest in all such Inventory and Receivables.

                                 Borrower may borrow, re-pay and re-borrower the Revolving Loans, subject to all of the terms and conditions of this Agreement, but Borrower may not re-pay and re-borrower all or any portion of the Term Loan. The Term Loan and the Revolving Loans shall constitute "Loans" for all purposes of this Agreement. Revolving Loans will be made separately to each Borrower based on the Eligible Receivables and Eligible Inventory of each.

================================================================================

2.  INTEREST.

        INTEREST RATE (Section 1.2):

                                 The interest rate in effect throughout each calendar month during the term of this Agreement shall be the highest LIBOR Rate in effect during such month, plus:

                                        4.875% per annum, in the case of
                                        Revolving Loans and

                                        4.50% per annum, in the case of the Term
                                        Loan and

                                 provided that the interest rate in effect in each month shall not be less than 9% per annum, and provided that the interest charged for each month shall be a minimum of $25,000, regardless of the amount of the Obligations outstanding. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. LIBOR Rate has the meaning set forth in Section 8 above.

================================================================================

3. FEES (Section 1.3/Section 6.2):

        Loan Fee:                $360,000, payable concurrently herewith.

        Termination Fee:         $10,000 per month for each month (or portion
                                 thereof) from the effective date of termination to the Maturity Date

        NSF Check Charge:        $15.00 per item.

        Wire Transfers:          $15.00 per transfer.

================================================================================

4.  MATURITY DATE
    (Section 6.1):               APRIL 30, 1999, subject to automatic renewal
                                 as provided in Section 6.1 above, and early termination as provided in Section 6.2 above.

================================================================================

5.    REPORTING. (Section 5.2):

                             Borrower shall provide GBC with the following:

                             1.  Annual financial statements, as soon as
                                 available, and in any event within 90 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to GBC.

                             2. Quarterly unaudited financial statements, as soon as available, and in any event within 45 days after the end of each fiscal quarter of Borrower.

                             3. Monthly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each month.

                             4. Monthly Receivable agings, aged by invoice date, within 15 days after the end of each month.

                             5. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within 15 days after the end of each month.

                              6. Monthly perpetual inventory reports for the
                                 Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with generally accepted accounting principles) or such other inventory reports as are reasonably requested by GBC, all within 30 days after the end of each month.

================================================================================

6.  BORROWER INFORMATION:

        PRIOR NAMES OF
        BORROWER
        (Section 3.2):              See Exhibit A hereto

        PRIOR TRADE
        NAMES OF BORROWER
        (Section 3.2):              See Exhibit A hereto

        EXISTING TRADE
        NAMES OF BORROWER
        (Section 3.2):              See Exhibit A hereto

        OTHER LOCATIONS AND
        ADDRESSES (Section 3.3):    See Exhibit A hereto

        PROPOSED DISCONTINUED
        LOCATIONS (Section 3.4):    See Exhibit A hereto

        MATERIAL ADVERSE
        LITIGATION (Section 3.10):  See Exhibit A hereto

        OTHER PERMITTED LIENS
         (Section 8):               See Exhibit A hereto

================================================================================

7.  ADDITIONAL PROVISIONS:


                                 (1) GUARANTY OF WELSH CARSON. Borrower shall concurrently cause WELSH, CARSON, ANDERSON & STOWE VII, L.P. to execute and deliver to GBC a Continuing Guaranty, in the form previously agreed to, with respect to all of the Obligations (with liability of Welsh Carson limited to $25,000,000 principal amount, plus interest thereon and reasonable costs in connection therewith), and Borrower shall cause such Guaranty to continue in full force and effect throughout the term of this Loan Agreement and so long as any portion of the Obligations remains outstanding.

                                 (2) GUARANTY OF CERPLEX LIMITED (UK). Borrower shall concurrently cause CERPLEX LIMITED
                                      (UK) to execute and deliver to GBC a
                                      Continuing Guaranty, on such terms and
                                      conditions, in the form previously agreed to, with respect to all of the Obligations, and a security agreement securing said Guaranty and granting GBC a first-priority security interest in all of its assets, and Borrower shall cause such Guaranty and security agreement to continue in full force and effect throughout the term of this Loan Agreement and so long as any portion of the Obligations remains outstanding.

                                 (3)  CERPLEX SAS. Cerplex, Inc. shall
                                      concurrently execute and deliver to GBC a negative pledge agreement with respect to its wholly-owned subsidiary, CERPLEX SAS, A FRENCH COMPANY, in the form previously agreed to and Borrower shall cause such agreement to continue in full force and effect throughout the term of this Loan Agreement and so long as any portion of the Obligations remains outstanding.

                                 (4)  OTHER CONDITIONS SATISFIED. Borrower
                                      represents and warrants that all
                                      conditions to the making of the Loans set forth in the Loan Commitment dated April 13, 1998 issued by GBC to Aurora Electronics, Inc. have been satisfied.

                                 (5) SUBORDINATED DEBT. Borrower represents and warrants that listed on Exhibit A is all outstanding indebtedness of borrower which has been subordinated to the Obligations (the "Subordinated Debt"), and that Borrower has delivered to GBC true and correct copies of the instruments evidencing the same and all indentures pursuant to which evidence of the same have been issued. Borrower shall not make any principal payments on any of the Subordinated Debt during the term of this Agreement and while any of the Obligations are outstanding.

                                 (6)  CONSIGNMENT INVENTORY. Without limiting
                                      any of the other terms and provisions
                                      hereof, inventory consigned to Borrower by others shall be physically segregated and separately identified as such and shall not be included in any inventory reports provided to GBC, and no Receivables constituting proceeds thereof shall be included in reports of Receivables provided by Borrower to GBC.

                                 (7)  MASSACHUSETTS LEGAL OPINION. Within 30
                                      days after the date hereof, Borrower shall cause a Massachusetts law firm reasonably acceptable to GBC to issue to GBC an opinion covering such matters and in such form as GBC shall specify in its good faith business judgment; provided that an enforceability opinion will not be required.

                                 (8)  SUBSIDIARIES. Concurrently Borrower's
                                      shall deliver to GBC stock certificates
                                      evidencing all of the outstanding shares of stock of Aurora Electronics Group, Inc., The Cerplex Group, Inc. and Cerplex Mass, Inc., together with duly executed stock powers with respect thereto, which stock shall constitute additional Collateral hereunder. Borrower represents and warrants that the following affiliates of Borrower are not operating entities and do not have assets with a value in excess of $10,000, that Borrowers do not have any other subsidiaries other than other Borrowers, Cerplex SAS, a French company and Cerplex Limited, a UK company, and that the foregoing representations and warranties will continue to be true throughout the term of this Agreement:
                                      Cerplex Subsidiary II, Inc., a Delaware
                                      corporation, Cerplex Canada Ltd., a
                                      Canadian corporation, Certech Technology,
                                      Inc., a Texas corporation, Apex Computer
                                      Company, a Washington corporation,
                                      Modcomp/Cerplex, L.P., a Delaware company, and Aurora Electronics Limited, a Wales company.



Borrower:                                  Borrower:

  AURORA ELECTRONICS GROUP, INC.             THE CERPLEX GROUP, INC.



  By_______________________________          By_______________________________
        President or Vice President                President or Vice President

  By_______________________________          By_______________________________
        Secretary or Ass't Secretary               Secretary or Ass't Secretary


Borrower:                                  Borrower:

  CERPLEX, INC.                              CERPLEX MASS, INC.



  By_______________________________          By_______________________________
        President or Vice President                President or Vice President

  By_______________________________          By_______________________________
        Secretary or Ass't Secretary               Secretary or Ass't Secretary


GBC:

GREYROCK BUSINESS CREDIT,
a Division of NationsCredit Commercial
Corporation


By_______________________________
Title_____________________________


Version -4

--------------------------------------------------------------------------------

                                    Exhibit A

        PRIOR NAMES OF
        BORROWER
        (Section 3.2):



        PRIOR TRADE
        NAMES OF BORROWER
        (Section 3.2):



        EXISTING TRADE
        NAMES OF BORROWER
        (Section 3.2):



        OTHER LOCATIONS AND
        ADDRESSES (Section 3.3):



        PROPOSED DISCONTINUED
        LOCATIONS (Section 3.4):



        MATERIAL ADVERSE
        LITIGATION (Section 3.10):



        OTHER PERMITTED LIENS
        (Section 8):



        SUBORDINATED DEBT
        (Schedule-Section 7(5)):





                                      -1-